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                                                                    Exhibit 12.1
Marsh & McLennan Companies, Inc. and Subsidiaries
Ratio of Earnings to Fixed Charges
(In millions, except ratios)


                                                Three
                                                Months
                                                Ended
                                               March 31,                               Years Ended December 31,
                                                 2004          ------------------------------------------------
                                              (Unaudited)      2003       2002       2001       2000       1999
---------------------------------------------------------------------------------------------------------------
Earnings
Income before income taxes and minority
     interest*                                   $ 728       $2,335     $2,133     $1,590     $1,955     $1,255

Interest expense                                    50          185        160        196        247        233

Portion of rents representative of
     the interest factor                            41          156        132        122        120        121

Amortization of capitalized interest                 -            -          -          -          -          1
---------------------------------------------------------------------------------------------------------------

                                                 $ 819       $2,676     $2,425     $1,908     $2,322     $1,610
---------------------------------------------------------------------------------------------------------------

Fixed Charges
Interest expense                                   $50       $  185     $  160     $  196     $  247     $  233

Portion of rents representative of
     the interest factor                            41          156        132        122        120        121
---------------------------------------------------------------------------------------------------------------
                                                  $ 91       $  341      $ 292      $ 318      $ 367      $ 354
---------------------------------------------------------------------------------------------------------------

Ratio of Earnings to Fixed Charges                 9.0          7.8        8.3        6.0        6.3        4.5


* Minority interest has been reclassified in 1999 to conform to the current year presentation.





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